UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. ) (Rule 14a-101)

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OMTHERA PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

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Filed by Omthera Pharmaceuticals, Inc.
Pursuant to Rule 14a-6(b)
of the Securities Exchange Act of 1934
Commission File No.: 001-35869

The following press release was issued by Omthera Pharmaceuticals, Inc. on July 9, 2013.

Omthera Contact:
Christian Schade
Executive Vice President & Chief Financial Officer
Omthera Pharmaceuticals, Inc.
T: 908-741-4399
E: info@Omthera.com

Omthera Pharmaceuticals Announces NDA Submission for

Epanova™ for the Treatment of Patients with Very High Triglycerides

PRINCETON, NJ, July 9, 2013 — Omthera Pharmaceuticals, Inc. (Nasdaq: OMTH), an emerging specialty pharmaceutical company, today announced that it has submitted a New Drug Application (NDA) to the U.S. Food and Drug Administration (FDA) seeking approval for the marketing and sale of Epanova™ for the treatment for patients with severe hypertriglyceridemia (triglyceride levels greater than or equal to 500mg/dL).The submission is based on the entire data set from Omthera’s clinical development program, specifically positive results from two Phase III trials (EVOLVE and ESPRIT) examining the effectiveness of Epanova in lowering very high triglycerides, and in reducing non-HDL cholesterol in combination with a statin for patients with high triglycerides.  Both trials were conducted under a Special Protocol Assessment with the US Food and Drug Administration.

Omthera announced on May 28, 2013 that it had entered into a definitive merger agreement with an affiliate of AstraZeneca PLC pursuant to which such affiliate of AstraZeneca will acquire all of the outstanding shares of common stock of Omthera for $12.70 per share, or approximately $323 million. In addition to the cash payment, each Omthera stockholder will receive one Contingent Value Right (CVR) of up to approximately $4.70 for each share of common stock that they own, equating to approximately $120 million, if specified milestones related to Epanova are achieved, or if a milestone related to global net sales is achieved. This will bring the total potential acquisition value to approximately $443 million.

About Omthera Pharmaceuticals, Inc.

Omthera Pharmaceuticals, Inc. is an emerging specialty pharmaceutical company focused on the development and commercialization of new therapies for dyslipidemia and the treatment of cardiovascular disease. Epanova, currently the Company’s sole product candidate, is a late-stage, novel, omega-3 free fatty acid composition that meaningfully reduces triglycerides, improves other key lipid parameters and is expected to increase patient convenience with 2-gram once-a-day dosing with or without meals. Epanova™ is a coated soft gelatin capsule containing a complex mixture of polyunsaturated free fatty acids derived from fish oils, including multiple long-chain omega-3 and omega-6 fatty acids, with EPA, DHA, and docosapentaenoic acid being the most abundant forms of omega-3 fatty acids. The Company has completed pharmacokinetic and Phase III clinical studies to investigate the safety and efficacy profile of Epanova™. In 2012 the Company reported positive results from its Phase III EVOLVE and ESPRIT trials, both of which were conducted under Special Protocol Assessment (SPA) agreements with the U.S. Food and Drug Administration. Omthera holds worldwide rights to Epanova™ under a license from Chrysalis Pharma AG, a privately held Swiss company that is the owner of the product. For more information, please visit http://www.omthera.com.

Important Information and Where to Find It

On June 13, 2013, the Company filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement in connection with the proposed transaction (the “Definitive Proxy Statement”) and, on June 14, 2013, the Company commenced mailing of the Definitive Proxy Statement to its stockholders.  INVESTORS AND THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE COMPANY.  Investors and stockholders may obtain free copies of the Definitive Proxy Statement and other documents (when available) that the Company files with the SEC at the SEC’s website at http://www.sec.gov.  In addition, the Definitive Proxy Statement and other documents filed by the Company with the SEC may be obtained from the Company free of charge by directing a request to Omthera Pharmaceuticals, Inc., Attn: Christian S. Schade, Executive Vice President and Chief Financial Officer, 707 State Road, Princeton, New Jersey 08540.

Certain Information Concerning Participants

The Company and its directors and executive officers and certain other persons may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction.  Investors and stockholders may obtain information regarding the names, affiliations and interests of the Company’s directors and executive officers in the Company’s final prospectus dated April 11, 2013 filed pursuant to Rule 424(b) under the Securities Act with the SEC on April 12, 2013 (the “Prospectus”), and the Definitive Proxy Statement.  To the extent holdings of the Company’s securities have changed since the amounts printed in the Definitive Proxy Statement, such changes have been or will be reflected on the Statements of Change in Ownership on Form 4 filed with the SEC.  These documents can be obtained free of charge through the website maintained by the SEC at http://www.sec.gov.

Safe Harbor for Forward-Looking Statements

This press release, in particular statements regarding the proposed transaction between an affiliate of AstraZeneca PLC and the Company, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about AstraZeneca PLC or Company managements’ future expectations, beliefs, goals, plans or prospects, includes forward-looking statements that are based on certain beliefs and assumptions and reflect the current expectations of the Company, AstraZeneca PLC and their respective management. Statements that are predictive in nature, that depend on or relate to future events or conditions, or that include words such as “believes,” “anticipates,” “expects,” “continues,” “predict,” “potential,” “contemplates,” “may,” “will,” “likely,” “could,” “should,” “estimates,” “intends,” “plans” and other similar expressions are forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Forward-looking statements involve known and unknown risks, assumptions and uncertainties that may cause actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements, and you should not place undue reliance on these statements. Some of the factors that could cause actual results to differ materially from current expectations are: the ability to consummate the proposed transaction; any conditions imposed on the parties in connection with the consummation of the proposed transaction; the failure of the Company’s stockholders to approve the proposed transaction; the ability to obtain regulatory approvals of the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the agreement relating to the proposed transaction; the Company’s ability to maintain relationships with employees and third parties following announcement of the proposed transaction; the ability of the parties to satisfy the conditions to the closing of the proposed transaction; the risk that the proposed transaction may not be completed in the time frame expected by the parties or at all; and the risks that are described from time to time in the Company’s reports filed with the SEC, including the Prospectus, in other of the Company’s filings with the SEC from time to time, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and on general industry and economic conditions. If the proposed transaction is consummated, our stockholders will cease to have any equity interest in the Company and will have no right to participate in its earnings and future growth. The Company disclaims any intention or obligation to update or revise any forward looking statements, whether as a result of new information, future events or otherwise.